Exhibit 10.19
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933.
     THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (hereinafter, the “Agreement”) made as of the _______ day of ___, _____, between Goodrich Corporation, a New York corporation (the “Company”), and _______ (the “Employee”). For purposes of this Agreement, all capitalized terms not defined herein shall have the meanings ascribed thereto under the terms of the Goodrich Corporation 2001 Equity Compensation Plan (as amended, the “Plan”), unless otherwise noted.
     WHEREAS, the Employee is employed by the Company or its subsidiaries; and
     WHEREAS, the Company wishes to grant an award of restricted stock units under the Plan, subject to the conditions and restrictions set forth in the Plan and this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants contained in this agreement, the Company and the Employee agree as follows:
1.	Grant of Units. The Company hereby grants to the Employee _______ restricted stock units (the “Units”). Each Unit held by the Employee shall entitle the Employee to receive (i) one share of common stock, par value $5.00 per share, of the Company (“Common Stock”) upon the vesting of such Unit (as described below) and (ii) periodic cash payments from the Company equal in value to any dividend declared and paid on a share of Common Stock (“dividend equivalents”). Prior to the vesting of a Unit, the Employee shall have no ownership interest in the Common Stock represented by such Unit and the Employee shall have no right to vote or exercise proxies with respect to the Common Stock represented by such Unit. No stock certificates will be issued as of the date of this Agreement (the “Effective Date”) and the Units shall be subject to forfeiture and other restrictions as set forth below.
2.	Vesting. The Units will be deemed vested upon the Employee’s continued employment with the Company or one of the Company’s subsidiaries on the dates set forth in the following schedule:
Three (3) years from the Effective Date — 50% of the Units
Four (4) years from the Effective Date — 75 % of the Units
Five (5) years from the Effective Date — 100% of the Units
Upon vesting, the Company shall either transfer physical possession of a stock certificate or certificates for shares of Common Stock in an amount equal to the number of Units then becoming vested to the Employee or provide for book entry transfer of such shares to the Employee, subject to Sections 6 and 7 below.

3.	Vesting of Units Post-Employment.
(a) In the event of the Employee’s death, all unvested Units shall vest immediately to the Employee’s beneficiary, as defined in Section 5, upon the Employee’s death. In the event of the Employee’s permanent and total disability, as determined by the Committee, all unvested Units shall vest immediately upon such permanent and total disability.
(b) In the event the Employee’s employment with the Company or a subsidiary of the Company terminates and the Employee is eligible for Early Retirement or Normal Retirement, as defined in the Goodrich Corporation Employees’ Pension Plan (or as defined in a subsidiary company’s salaried pension plan in the event the Employee’s pension benefits are received solely from the subsidiary’s plan) in effect at the time of the Employee’s termination of employment, all unvested Units shall vest immediately upon such termination.
(c) Anything to the contrary notwithstanding, in the event of a Change in Control of the Company subsequent to this date, all Units shall immediately vest.
(d) Notwithstanding any provisions of this Agreement to the contrary, if the Employee’s employment with the Company or any of its subsidiaries is terminated for Cause, as defined herein, the Committee may, in its sole discretion, immediately cancel the Units granted under this Agreement that have not yet become vested as of any date prior to the date of such termination. For the purpose of this Agreement, “Cause” shall mean a termination of employment by the Company due to (i) the violation by the Employee of any rule, regulation, or policy of the Company, including the Company’s Business Code of Conduct; (ii) the failure by the Employee to meet any requirement reasonably imposed upon such employee by the Company as a condition of continued employment; (iii) the violation by the Employee of any federal, state or local law or regulation; (iv) the commission by the Employee of an act of fraud, theft, misappropriation of funds, dishonesty, bad faith or disloyalty; (v) the failure by the Employee to perform consistently the duties of the position held by such employee in a manner which satisfies the expectations of the Company after such Employee has been provided written notice of performance deficiencies and a reasonable opportunity to correct those deficiencies; or (vi) the dereliction or neglect by the Employee in the performance of such employee’s job duties.
(e) Upon vesting, the Company shall either transfer physical possession of a stock certificate or certificates for shares of Common Stock in an amount equal to the number of Units then becoming vested to the Employee (or, if the Employee is deceased, the Employee’s beneficiary, as defined in Section 5) or provide for book entry transfer of such shares to the Employee (or, if the Employee is deceased, the Employee’s beneficiary), subject to Sections 6 and 7 below.
4.	Forfeiture. Except as specifically provided in Section 3, if the Employee’s employment is terminated prior to any of the vesting dates set forth in Section 2 above, all of the unvested Units will be forfeited. In the event of such forfeiture, all rights to receive shares of Common Stock or dividend equivalents or any other ancillary rights shall cease and terminate immediately.
5.	Assignability/Beneficiary. The rights of the Employee contingent or otherwise in the Units or dividend equivalents cannot and shall not be sold, assigned, pledged or otherwise transferred or encumbered other than by will or by the laws of descent and distribution. The Employee may designate a beneficiary or beneficiaries to receive any benefits that are due under Section 3 following the Employee’s death. To be effective, such designation must be made in accordance with such rules and on such form as prescribed by the Company’s corporate compensation group for such purpose which completed form must be received by the Company’s corporate compensation group or its designee before the Employee’s death. If the Employee fails to designate a beneficiary, or if no designated beneficiary survives the Employee’s death, the Employee’s estate shall be deemed the Employee’s beneficiary.
6.	Tax Withholding. At the time shares of common stock are transferred to the Employee, the number of shares delivered will be net of the amount of shares sufficient to satisfy any federal, state and local tax withholding requirements with which the Company must comply.
7.	Changes in Capital Structure. The number of shares of Common Stock to be transferred to the Employee upon the vesting of any Units will be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the nature of the shares of Common Stock in the same manner in which other outstanding shares of Common Stock not subject to the Plan are adjusted; provided, that the number of shares subject to this Agreement shall always be a whole number.
8.	Continued Employment. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company or any of its subsidiaries as an executive or in any other capacity.
9.	Parties to Agreement. This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All decisions or interpretations of the Board and of the Committee shall be binding and conclusive upon Employee or upon Employee’s executors or administrators or beneficiaries upon any question arising hereunder or under the Plan. This Agreement will constitute an agreement between the company and the Employee as of the date first above written, which shall bind and inure to the benefit of their respective executors, administrators, beneficiaries, successors and assigns.
10.	Modification. No change, termination, waiver or modification of this Agreement will be valid unless in writing and signed by all of the parties to this Agreement.
11.	Consent to Jurisdiction. The Employee hereby consents to the jurisdiction of any state or federal court located in the county in which the principal executive office of the

Company is then located for purposes of the enforcement of this Agreement and waives personal service of any and all process upon the Employee. The Employee waives any objection to venue of any action instituted under this Agreement.
12.	Notices. All notices, designations, consents, offers or any other communications provided for in this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate written confirmation of receipt, by nationally recognized overnight courier or by U.S. mail. Notice to the Company is to be addressed to its then principal office. Notice to the Employee or any transferee is to be addressed to his/her/its respective address as it appears in the records of the Company, or to such other address as may be designated by the receiving party by notice in writing to the Secretary of the Company.
13.	Further Assurances. At any time, and from time to time after executing this Agreement, the Employee will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.
14.	Provisions Severable. If any provision of this Agreement is invalid or unenforceable, it shall not affect the other provisions, and this Agreement shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Company shall in good faith modify this Agreement so as to effect the original intent of the parties as closely as possible.
15.	Captions. Captions herein are for convenience of reference only and shall not be considered in construing this Agreement.
16.	Entire Agreement. This Agreement represents the parties’ entire understanding and agreement with respect to the issuance of the Units, and each of the parties acknowledges that it has not made any, and makes no promises, representations or undertakings, other than those expressly set forth or referred to therein.
17.	Governing Law. This Agreement is subject to the condition that this award will conform with any applicable provisions of any state or federal law or regulation in force either at the time of grant. The Committee and the Board reserve the right pursuant to the condition mentioned in this paragraph to terminate all or a portion of this Agreement if in the opinion of the Committee and Board, this Agreement does not conform with any such applicable state or federal law or regulation and such nonconformance shall cause material harm to the Company.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first day hereabove first written.

GOODRICH CORPORATION
By:
Vice President

Accepted by:

(Employee’s name)

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